As filed with the Securities and Exchange Commission on October 9, 2026
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Processa Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	45-1539785
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

601 21st Street, Suite 300
Vero Beach, FL 32960
(772) 453-2899
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
George Ng
Chief Executive Officer
Processa Pharmaceuticals, Inc.
601 21st Street, Suite 300
Vero Beach, FL 32960
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Ken Rollins
Madison A. Jones
Rama Padmanabhan
Cooley LLP
10265 Science Center Drive
San Diego, CA 92121
(858) 550-6000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I. D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED OCTOBER 9, 2026
PROSPECTUS

Processa Pharmaceuticals, Inc.
306,574,202 Shares
Common Stock
Offered by the Selling Stockholders
This prospectus relates to the proposed resale or other disposition by the selling stockholders identified herein (the “Selling Stockholders”), of up to (i) 142,254,972 shares (“Merger Conversion Shares”) of our common stock, par value $0.0001 per share (“Common Stock”) issuable upon the conversion of 142,254.972 shares (“Merger Preferred Shares”) of our Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”), (ii) 163,774,679 shares of Common Stock (the “Private Placement Conversion Shares”) issuable upon the conversion of 163,774.679 shares of our Series A Preferred Stock (the “Private Placement Preferred Shares”) and (iii) 544,551 shares of Common Stock (the “Tungsten Conversion Shares”) issuable upon conversion of 544.551 shares of Series A Preferred Stock (the “Tungsten Preferred Shares”). Subject to receiving approval by our stockholders of the issuance of shares of Common Stock upon conversion of Series A Preferred Stock and exercise of certain options held by the former equity holders of Vidya (as defined below) that we assumed in the Merger (as defined below), which (a) will represent more than 20% of the shares of Common Stock outstanding pursuant to Nasdaq Listing Rule 5635(a) and (b) may, together with certain changes to management and our Board of Directors (“Board”), result in a change of control of the Company pursuant to Nasdaq Listing Rule 5635(b) (the “Conversion Proposal”) and certain beneficial ownership limitations set by each preferred stockholder, each share of Series A Preferred Stock will automatically convert into 1,000 shares of Common Stock. The shares of Common Stock registered by this prospectus are referred to herein as the “Resale Shares.”
The Merger Shares and Merger Preferred Shares were issued to former stockholders of Vidya Therapeutics, Inc., a Delaware corporation (“Vidya”), pursuant to that certain Agreement and Plan of Merger, dated July 28, 2026, by and among the Company, Venus Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub I”), Venus Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub II”), and Vidya (the “Merger Agreement”), pursuant to which, on July 28, 2026, Merger Sub I merged with and into Vidya, with Vidya surviving and becoming a wholly owned subsidiary of the Company (the “First Merger”) and, immediately following the First Merger, Vidya merged with and into Merger Sub II, with Merger Sub II surviving and remaining a wholly owned subsidiary of the Company (together with the First Merger, the “Merger”). The Private Placement Preferred Shares were issued and sold to accredited investors (the “Investors”) in a private placement (the “2026 Private Placement” and, together with the Merger and the other transactions and actions contemplated by the Merger Agreement, the “Merger Transactions”), pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of July 28, 2026, by and among the Company and the Investors, which closed on July 30, 2026. The Tungsten Preferred Shares were issued to service providers of Tungsten Partners LLC d/b/a Tungsten Advisors (“Tungsten”) and to Finalis Securities, LLC (“Finalis”) pursuant to that certain engagement letter, dated as of July 27, 2026, by and among the Company, Tungsten and Finalis as supplemented by that side letter agreement, dated as of August 7, 2026 (the “Tungsten Engagement Letter”), pursuant to which Tungsten and Finalis provided financial advisory services to the Company in connection with the Merger. We are not offering or selling any Resale Shares under this prospectus and will not receive any of the proceeds from the sale or other disposition of Resale Shares by the Selling Stockholders.
The Selling Stockholders may sell the Resale Shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of their Resale Shares hereunder.
The Selling Stockholders may sell any, all or none of the securities offered by this prospectus and we do not know when or in what amount the Selling Stockholders may sell their Resale Shares hereunder following the effective date of the registration statement of which this prospectus forms a part.
You should carefully read this prospectus and any applicable prospectus supplement, as well as any documents incorporated by reference herein or therein, before you invest in any of the securities being offered.
Our Common Stock is traded on the Nasdaq Capital Market under the symbol “PCSA.” On October 8, 2026, the last reported sales price for our Common Stock was $1.35 per share. If the Conversion Proposal together with proposals to approve (i) issuance of shares of Common Stock, upon conversion of the Private Placement Preferred Shares pursuant to Nasdaq Listing Rule 5635(d) (the “Minimum Price Proposal”), (ii) our 2026 Equity Incentive Plan (the “EIP Proposal”) and (iii) our 2026 Employee Stock Purchase Plan (the “ESPP Proposal” and, together with the Conversion Proposal. the Minimum Price Proposal and the EIP Proposal, the “Required Company Stockholder Matters”) are approved and our listing application we intend to file with The Nasdaq Stock Market (the “Nasdaq Listing Application”) is approved, we expect to change our name to Vidya Therapeutics, Inc. and trade on the Nasdaq Capital Market under the ticker symbol “VDYA.”
An investment in our securities involves a high degree of risk. You should carefully consider the information under the heading “Risk Factors” beginning on page 7 of this prospectus and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.
The date of this prospectus is      , 2026

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell the securities described in this prospectus in one or more offerings. Information about the Selling Stockholders may change over time.
This prospectus provides you with a general description of the securities the Selling Stockholders may offer. Each time the Selling Stockholders sell shares of Common Stock using this prospectus, to the extent necessary and required by law, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares of Common Stock being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in shares of our Common Stock. See “Where You Can Find More Information” for more information.
This prospectus contains and incorporates by reference information that you should consider when making your investment decision. Neither we nor the Selling Stockholders have authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. The Selling Stockholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference herein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
In this prospectus, unless the context otherwise requires, the terms (i) “we,” “us,” “our,” “Processa,” the “Company” and other similar terms refer to the business and operations of Processa Pharmaceuticals, Inc. and its consolidated subsidiaries for periods prior to the Merger and to Processa Pharmaceuticals, Inc. and its consolidated subsidiaries, including Vidya for periods after the Merger and (ii) “Vidya” refers to Vidya Therapeutics, Inc.
This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
For investors outside of the United States, neither we nor the Selling Stockholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, including the documents that we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements involve a number of risks and uncertainties. We caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. These statements are based on current expectations of future events.
All statements, other than statements of historical facts contained in this prospectus, are forward-looking statements, including, without limitation, statements regarding: the Required Company Stockholder Matters; the Stockholder Meeting (as defined below); the expected Company name and ticker if the Required Company Stockholder Matters and Nasdaq Listing Application are approved; the Nasdaq Listing Application; our ability to comply with Nasdaq’s continued listing standards or to meet Nasdaq’s initial listing standards; our ability to achieve the expected benefits or opportunities with respect to the Merger Transactions; and expectations regarding or plans for our pipeline, including ongoing clinical trials, research and development programs and the expected timing for key milestones, including the release of clinical data; the potential benefits of VT-7208; and our ability to maximize clinical and long-term value for our legacy assets. Forward-looking statements generally relate to future events or our future financial or operating performance. The words “aim,” “anticipate,” “assume,” “can,” “continue,” “could,” “designed to,” “estimate,” “evaluate,” “expect,” “explore,” “intend,” “intended to,” “likely,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “pursue,” “seek,” “should,” “to be,” “will,” and “would,” or the negative of such terms or other similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Factors that might cause such a difference include those discussed in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents referred to or incorporated by reference, the date of those documents.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.
All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as may be required under applicable U.S. securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

PROSPECTUS SUMMARY
This summary may not contain all the information that you should consider before investing in securities. You should read the entire prospectus and the information incorporated by reference in this prospectus carefully, including “Risk Factors” and the financial data and related notes and other information incorporated by reference herein, before making an investment decision.
Company Overview
We are a clinical stage biotechnology company with experienced immunology drug developers seeking to improve and expand treatment options for patients suffering from debilitating autoimmune conditions. On July 28, 2026, we acquired Vidya pursuant to the terms of the Merger Agreement. The acquisition brought into our pipeline Vidya’s lead asset, VT7208, is an orally available, covalent binding, irreversible, central nervous system (“CNS”) penetrant, Bruton’s tyrosine kinase (“BTK”) inhibitor that was rationally designed to optimize for selectivity, potency, and tolerability. In connection with the acquisition, we received $200 million in gross proceeds, before deducting placement agent and other offering expenses, from the 2026 Private Placement from a syndicate of new and existing investors, including Bain Capital Life Sciences, Janus Henderson Investors, RA Capital Management, SilverArc Capital, ADAR1 Capital Management, Cormorant Asset Management, Integral Health Asset Management, Marshall Wace, Octagon Capital, Soleus Capital, a large mutual fund, and other institutional investors. Following the Merger, our lead product candidate is VT7208.
BTK is critical to human immunity, mediating both adaptive and innate immune responses. Dysregulated BTK signaling has been clinically validated as a therapeutic target across multiple autoimmune diseases and B-cell malignancies. We believe BTK inhibition represents a compelling opportunity in autoimmune disease, offering a potentially differentiated approach across multiple disease indications with significant unmet need that is supported by a substantial body of mechanistic understanding and clinical validation.
The full potential of BTK inhibition in autoimmune diseases has yet to be realized, as previous members of the class have demonstrated limitations that may be inconsistent with the safety, tolerability and pharmacologic profile required for long-term, chronic treatment. Based on initial data, we believe VT7208 is differentiated from existing BTK inhibitors, particularly with respect to its rapid onset of action, potency at low doses and initial tolerability profile. We believe VT7208 has the potential to become a once-daily, orally available BTK inhibitor suitable for chronic treatment of both peripheral and CNS autoimmune diseases.
We are advancing VT7208 in three chronic autoimmune indications: food allergy, chronic spontaneous urticaria (“CSU”) and multiple sclerosis (“MS”). We selected these indications based on their significant unmet medical need, strong mechanistic rationale and established clinical precedent for BTK inhibition, alignment with the differentiated profile of VT7208, well-defined regulatory pathways and substantial commercial potential.
Pipeline
We are also continuing the development of our legacy pharmaceutical assets, including PCS499 for the treatment of primary glomerular disease, PCS12852 for the treatment of gastroparesis and constipation disorders and PCS11T for the treatment of lung, pancreatic, ovarian, colorectal, gastric, cervical and other cancers, while evaluating strategic opportunities designed to maximize their clinical and long-term value.

Recent Developments
The Merger Transactions
On July 28, 2026 (the “Closing”), we completed the Merger with Vidya in accordance with the terms of the Merger Agreement, pursuant to which, Merger Sub I merged with and into Vidya, with Vidya surviving and becoming a wholly owned subsidiary of the Company, and, immediately following the First Merger, Vidya merged with and into Merger Sub II, with Merger Sub II surviving and remaining a wholly owned subsidiary of the Company.
The Merger was structured as a stock-for-stock transaction pursuant to which all of Vidya’s outstanding equity interests were exchanged based on a fixed exchange ratio for aggregate consideration of 142,254.972 shares of Series A Preferred Stock, each share of which is convertible into 1,000 shares of Common Stock (representing 142,254,972 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations), subject to receipt of approval of the Conversion Proposal and the beneficial ownership limitations set by each holder. In addition, all outstanding options to purchase Vidya common stock were assumed by us and converted into options to purchase an aggregate of 1,047,524 shares of Common Stock, which will become exercisable after receipt of the Required Company Stockholder Matters, subject to the terms of the option awards. The Series A Preferred Stock was a newly designated series of preferred stock with no voting rights. The rights of the Series A Preferred Stock are set forth in the Certificate of Designation of Series A Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) that we filed with the Secretary of State of the State of Delaware.
The Merger has been accounted for as an asset acquisition under U.S. GAAP, with the Company determined to be the accounting acquirer. The Company evaluated whether the acquired set constituted a business under ASC Topic 805, Business Combinations. The Company determined that substantially all (greater than 90%) of the fair value of the gross assets acquired was concentrated in VT-7208, a BTK inhibitor therapy for immune-mediated diseases. Accordingly, the acquired set did not meet the definition of a business and the Merger was accounted for as an asset acquisition. The acquired in-process research and development related to VT-7208 had no alternative future use and was therefore expensed as of the acquisition date. No goodwill was recognized as part of the Merger.
Concurrently with the Acquisition, we entered into the Purchase Agreement with the Investors, pursuant to which, on July 30, 2026 (the “PIPE Closing”), we issued and sold an aggregate of 163,774.679 shares of Series A Preferred Stock, each share of which is convertible into 1,000 shares of Common Stock (representing 163,774,679 shares on an as-converted-to-common basis and without giving effect to any beneficial ownership limitations), subject to receipt of approval of the Conversion Proposal and the beneficial ownership limitations set by each holder, at a price of $1,221.19 per share of Series A Preferred Stock for aggregate gross proceeds of approximately $200 million.
On July 28, 2026, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, we are obligated to prepare and file a resale registration statement with the SEC within 75 calendar days following the closing of the 2026 Private Placement. The Registration Rights Agreement also contains customary terms, including an obligation to indemnify the Investors and certain affiliates from certain liabilities relating to any misstatements or omissions in the resale registration statement.
The Merger Transactions were approved by our Board and the board of directors and stockholders of Vidya. The closings of the Merger Transactions were not subject to the approval of Processa stockholders.
We plan to file a definitive proxy statement with the SEC to solicit approval of the Required Company Stockholder Matters at a special meeting of our stockholders (the “Stockholder Meeting”). Except as otherwise required by law (e.g., voting on a change to the authorized shares of Series A Preferred Stock or the rights of such shares as required by the General Corporation Law of the State of Delaware (“DGCL”)) and the Certificate of Designation, the Series A Preferred Stock does not have voting rights. For more information on the Series A Preferred Stock, please refer to the Certificate of Designation, which is incorporated by reference herein and attached as Exhibit 3.1 of our Current Report on Form 8-K, filed with the SEC on July 29, 2026.
In connection with the Merger Transactions, we intend to file the Nasdaq Initial Listing Application pursuant to Nasdaq listing rule 5110(a). If the Required Company Stockholder Matters and the Nasdaq Initial Listing Application are approved, we expect to change our name to and trade on the Nasdaq Capital Market under the ticker symbol “VDYA.”
In connection with the execution of the Merger Agreement, Processa and Vidya entered into stockholder support agreements (the “Support Agreements”) with all of Processa’s officers and directors (solely in their capacities as stockholders), representing approximately 3.6% of the outstanding shares of Common Stock as of July 28, 2026. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Required Company Stockholder Matters at the Stockholder Meeting.
Concurrently and in connection with the execution of the Merger Agreement, certain officers, directors and stockholders of Vidya as of immediately prior to the Merger, and all of the directors and officers of Processa as of immediately prior to the Merger entered into lock-up agreements (the “Lock-up Agreements”) with Processa and Vidya, pursuant to which each such stockholder will be subject to a lockup on the sale or transfer of shares of Common Stock and Series A Preferred Stock held by each such stockholder, subject to certain limited exceptions as set forth in the Lock-Up Agreements, for a period of 180 days following the Closing. Upon expiration of the 180-day lock-up period, these shares will become eligible for sale in the public market.
On July 27, 2026, we entered into the Tungsten Engagement Letter, which was supplemented on August 7, 2026, pursuant to which Tungsten and Finalis provided certain financial advisory services to us in connection with the Merger. The Tungsten Engagement Letter provided for an advisory fee, a transaction success fee upon the closing of the Merger and the reimbursement of certain expenses, which were satisfied by the issuance of an aggregate of 544.551 shares of Series A Preferred Stock to service providers of Tungsten and to Finalis.
For more information about the Merger Transactions, you should refer to our Current Report on Form 8-K filed with the SEC on July 29, 2026, which is incorporated by reference herein.
Corporate Information
We were originally incorporated as Heatwurx, Inc. in Delaware on March 29, 2011. On October 23, 2017, we changed our name to Processa Pharmaceuticals, Inc. Our principal executive offices are located at 601 21st Street, Suite 300, Vero Beach, FL 32960. Our telephone number at that location is (772) 453-2899. Our corporate website address is www.processapharmaceuticals.com. References to our website address do not constitute incorporation by reference of the information contained on or accessible through the website, and the information contained on or accessible through the website is not part of this document.
Implications of Being a Smaller Reporting Company
We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of these scaled disclosures for so long as the market value of our Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and the market value of our Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter. As a result, the information in or incorporated by reference into this prospectus and that we provide to our investors in the future may be different than what you might receive from other public reporting companies.

THE OFFERING
Common stock offered by the Selling
Stockholders
Up to an aggregate of 306,574,202 shares of Common Stock, which consist of (i) 142,254,972 Merger Conversion Shares, (ii) 163,774,679 Private Placement Conversion Shares and (iii) 544,551 Tungsten Preferred Shares.
Terms of the offering
Each selling stockholder will determine when and how it will sell the common stock offered in this prospectus, as described in “Plan of Distribution.”
Use of proceeds
We will not receive any proceeds from the sale of the Resale Shares.
Risk factors
See “Risk Factors” on page 7 for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.
Nasdaq Capital Market symbol:
“PCSA”

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus, as well as the risk factors and other information contained in or incorporated by reference into any accompanying prospectus supplement. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Cautionary Statement Concerning Forward-Looking Statements.”

USE OF PROCEEDS
We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the Resale Shares covered hereby. The net proceeds from the sale of the Resale Shares offered by this prospectus will be received by the Selling Stockholders.
Subject to limited exceptions, the Selling Stockholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Stockholders in disposing of any of the Resale Shares. We will bear the costs, fees and expenses incurred in effecting the registration of the Resale Shares covered by this prospectus, including all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accounting firm.

SELLING STOCKHOLDERS
This prospectus covers the resale or other disposition from time to time by the Selling Stockholders identified in the table below of up to an aggregate of 306,574,202 shares of Common Stock, which consist of (i) 142,254,972 Merger Conversion Shares, (ii) 163,774,679 Private Placement Conversion Shares and (iii) 544,551 Tungsten Preferred Shares. The Selling Stockholders may from time to time offer and sell any or all of the Resale Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement.
On July 28, 2026, we entered into the Purchase Agreement, pursuant to which we sold an aggregate of 163,774.679 shares of Series A Preferred Stock, which are convertible into 163,774,679 shares of Common Stock following the approval of the Conversion Proposal, subject to certain beneficial ownership limitations, at an aggregate purchase price of approximately $200 million. On July 28, 2026, we completed the Merger with Vidya in accordance with the Merger Agreement, pursuant to which we issued an aggregate of 142,254.972 shares of Series A Preferred Stock, which are convertible into 142,254,972 shares of Common Stock following the approval of the Conversion Proposal, subject to certain beneficial ownership limitations. On July 27, 2026, we entered into the Tungsten Engagement Letter, which was supplemented on August 7, 2026, pursuant to which Tungsten and Finalis provided certain financial advisory services to us in connection with the Merger. The Tungsten Engagement Letter provided for an advisory fee, a transaction success fee upon the closing of the Merger and the reimbursement of certain expenses, which were satisfied by the issuance of an aggregate of 544.551 shares of Series A Preferred Stock to service providers of Tungsten and to Finalis.
We are registering the Resale Shares to permit the Selling Stockholders and their pledgees, donees, transferees or other successors-in interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares in the manner contemplated under “Plan of Distribution” herein.
Except as otherwise disclosed herein, the Selling Stockholders do not have, and within the past three years have not had, any material position, office or other material relationship with us.
The following table sets forth the names of the Selling Stockholders, the number of shares of our Common Stock owned by the Selling Stockholders, the number of shares of our Common Stock that may be offered under this prospectus and the number of shares of our Common Stock that will be owned after this offering by the Selling Stockholders assuming all of the shares registered for resale hereby are sold.
The Selling Stockholders may sell some, all or none of their Resale Shares. We do not know how long the Selling Stockholders will hold the Resale Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Resale Shares, except for the Lock-Up Agreements. The Resale Shares covered hereby may be offered from time to time by the Selling Stockholders, provided that Resale Shares issued upon conversion of Series A Preferred Stock may only be offered after such shares of Series A Preferred Stock are converted to Common Stock pursuant to the terms of the Certificate of Designation.
The information set forth below is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of the Series A Preferred Stock in connection with the Merger Transactions. The percentages of Common Stock owned after the offering by each Selling Stockholder below are based on 2,798,214 shares of Common Stock outstanding as of September 30, 2026, and, for each Selling Stockholder, assumes the conversion of only the Series A Preferred Stock owned by such Selling Stockholder but not the Series A Preferred Stock owned by any other Selling Stockholder.

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Before Offering(2)	Common Stock that May Be Offered Pursuant to Prospectus(2)	Common Stock Beneficially Owned After Offering(2)
			Number	Percentage (%)
Adage Capital Partners, L.P.(3)	3,275,493	3,275,493	—	*
Alexandria Equities No. 7, LLC(4)	6,155,558	6,155,558	—	*
Atlas Private Holdings (Cayman) Ltd.(5)	4,094,366	4,094,366	—	*
Ausangate Capital Fund LP(6)	129,887	81,887	48,000	1.7%

Name of Selling Stockholders(1)	Common Stock Beneficially Owned Before Offering(2)	Common Stock that May Be Offered Pursuant to Prospectus(2)	Common Stock Beneficially Owned After Offering(2)
			Number	Percentage (%)
Bain Capital Life Sciences Opportunities IV, L.P.(7)	24,566,201	24,566,201	—	*
Belmont Harbor Master Fund, L.P.(8)	208,902	208,902	—	*
BioRock Ventures Fund II, LP(9)	3,077,779	3,077,779	—	*
Blackwell Partners LLC – Series A(10)	1,472,527	1,472,527	—	*
Braidwell Partners Master Fund LP(11)	4,503,803	4,503,803	—	*
Chi-Rho Multi-Strategy Master Fund, Ltd.(12)	69,634	69,634	—	*
CJNV Partners III, L.P.(13)	12,619,155	12,619,155	—	*
Cormorant Global Healthcare Master Fund, LP(14)	8,188,733	8,188,733	—	*
CPPIB Global Opportunities, LP(15)	1,379,807	1,379,807	—	*
Craig Coburn(16)	2,014,298	2,014,298	—	*
Dockside Fund I, LP(17)	490,241	490,241	—	*
Eastmain 2023 Fund LP(18)	318,090	318,090	—	*
Entities affiliated with ADAR1(19)	8,188,733	8,188,733	—	*
Entities affiliated with Affinity Asset Advisors, LLC(20)	4,503,803	4,503,803	—	*
Entities affiliated with Great Point Partners LLC(21)	4,503,803	4,503,803	—	*
Entities affiliated with EcoR1 Capital LLC(22)	3,275,493	3,275,493	—	*
Entities affiliated with Franklin Advisers, Inc.(23)	8,188,000	8,188,000	—	*
Entities affiliated with Janus Henderson Investors US LLC(24)	18,015,214	18,015,214	—	*
Entities affiliated with Marshall Wace LLP(25)	8,188,733	8,188,733	—	*
Entities affiliated with SilverArc Capital Management, LLC(26)	24,594,379	24,594,379	—	*
Entities affiliated with Vestal Point Capital, L.P.(27)	4,503,803	4,503,803	—	*
Finalis Securities LLC(28)	1,361	1,361	—	*
Integral Health Archimedes, LP(29)	445,199	445,199	—	*
Integral Health Newton Master Fund, LP(30)	86,887	86,887	—	*
Entities affiliated with Millennium Management LLC(31)	1,556,926	1,556,608	318	*
Isharat Yusuf(32)	1,007,149	1,007,149	—	*
Jaden K. Cohen Irrevocable Trust Number One u/a dtd November 7, 2016(33)	14,652,990	14,652,990	—	*
Lacarya Scott(34)	27,160	27,160	—	*
Laura Celeste(35)	2,014,298	2,014,298	—	*
MAP 243 Segregated Portfolio, a segregated portfolio of LMA SPC(36)	216,639	216,639	—	*
Michael Friedman(37)	488,870	488,870	—	*
Nantahala Capital Partners Limited Partnership(38)	1,103,167	1,103,167	—	*
NCP RFM LP(39)	381,709	381,709	—	*
NR 1 SP, A Segregated Portfolio of North Rock SPC(40)	5,057,324	5,057,324	—	*
Octagon Biotech Opportunities Fund I LP(41)	8,188,733	8,188,733	—	*
Paul A. Frohna(42)	2,014,298	2,014,298	—	*
RA Capital Healthcare Fund, L.P.(43)	18,015,214	18,015,214	—	*
Romy Seth(44)	27,160	27,160	—	*
Sheila Gujrathi, M.D.(45)	70,811,877	70,811,877	—	*
Soleus Capital Master Fund, L.P.(46)	8,349,676	8,188,733	160,943	5.8%
Sorrel K. Cohen Irrevocable Trust Number One u/a dtd November 7, 2016(47)	14,652,990	14,652,990	—	*
THE PELICAN TRUST, DATED AUG 20, 2022(48)	923,301	923,301	—	*
Turbofan Investors Fund LP(49)	234,100	234,100	—	*

*	Less than 1%

(1)
To our knowledge, unless otherwise indicated, all persons named in the table above have sole voting and investment power with respect to their shares of Common Stock. Unless an address is provided below, the address for the holder is 601 21st Street, Suite 300, Vero Beach, FL 32960.

(2)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act, and includes more than the typical form of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership,” meaning ownership of shares as to which a person has or shares investment power. Notwithstanding the foregoing, the beneficial ownership amounts assume the sale of all Common Stock that may be offered pursuant to this prospectus without taking into account certain limitations, including that a holder of Series A Preferred Stock is prohibited from converting shares of Series A Preferred into shares of Common Stock, as applicable, (i) prior to the approval of the Conversion Proposal or (ii) if, as a result of such conversion, as applicable, such holder, together with its affiliates, would beneficially own more than a specified percentage (established by the holder between 4.99% and 19.99%) (the “Beneficial Ownership Limitation”) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion or exercise, as applicable.

(3)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 3,275,493 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Adage Capital Partners, L.P. Bob Atchinson and Phillip Gross are the managing members of Adage Capital Advisors, L.L.C., which is the managing member of Adage Capital Partners GP, L.L.C., which is the general partner of Adage, and each such person or entity, as the case may be, has shared voting and/or investment power over the securities held by Adage Capital Partners, L.P. and may be deemed the beneficial owner of such shares, and each such person or entity, as the case may be, disclaims beneficial ownership of such securities except to the extent of their respective pecuniary interest therein. The address of the foregoing persons and entities is 200 Clarendon St, 52nd Floor, Boston, MA 02116.

(4)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 6,155,558 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by Alexandria Equities No. 7, LLC (“AE7”). AE7 is an indirect, wholly owned subsidiary of Alexandria Real Estate Equities, Inc. (“ARE”), a publicly traded company. ARE and AE7 may be deemed to share voting and dispositive power over the shares reported herein. The address for ARE and AE7 is 26 North Euclid Avenue, Pasadena, CA 91101.

(5)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 4,094,366 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Atlas Private Holdings (Cayman) Ltd. Balyasny Asset Management L.P. is the investment adviser of Atlas Private Holdings (Cayman) Ltd. Dmitry Balyasny, via intermediate entities, manages Balyasny Asset Management L.P. and has voting and investment control over the reported securities. The address of Atlas Private Holdings (Cayman) Ltd. is 444 West Lake Street, 50th Floor, Chicago, IL 60606.

(6)
The shares reported under “Common Stock Beneficially Owned Before the Offering” consist of (i) 48,000 shares of Common Stock held by Ausangate Capital Fund LP (“Ausangate”) and (ii) 81,887 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Ausangate. The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of 81,887 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Ausangate. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 48,000 shares of Common Stock held by Ausangate. Kimberly Smith is the Manager of Ausangate Capital GP, LLC, the General Partner of Ausangate, and the Founder and Chief Investment Officer of Ausangate Capital, LLC, the Investment Manager of Ausangate. The address of Ausangate is 1680 Michigan Ave, Suite 700 #1001, Miami Beach, FL 33139.

(7)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 24,566,201 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Bain Capital Life Sciences Opportunities IV, L.P. (“BCLS Fund IV Opportunities”). Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the ultimate general partner of BCLS Fund IV Opportunities. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by BCLS Fund IV Opportunities. The address of BCLS Fund IV Opportunities and BCLSI is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116.

(8)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 208,902 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Belmont Harbor Master Fund, L.P. (“Belmont Harbor”). Integral Health Asset Management, LLC has the power to vote or dispose of the securities held by Belmont Harbor pursuant to an investment management agreement between Belmont Harbor and Integral Health Asset Management, LLC. The address of Belmont Harbor is c/o GCM Grosvenor L.P., 900 North Michigan Avenue, Suite 1100, Chicago, IL 60611. The address of Integral Health Asset Management, LLC is c/o Integral Health Asset Management, LLC, 437 Madison Avenue, 19th Floor, New York, NY 10022.

(9)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 3,077,779 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by BioRock Ventures Fund II, LP. BioRock Ventures GP II, LLC is the general partner of BioRock Ventures Fund II, LP and has voting and dispositive power over these shares. Mary Wheeler, as the Managing Member of BioRock Ventures GP II, LLC, exercises voting and investment control over the shares held by the fund and disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein. The address of the foregoing person and entities is c/o BioRock Ventures, 855 El Camino Real, Suite 13A-256, Palo Alto, CA 94301.

(10)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 1,472,527 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Blackwell Partners LLC – Series A (“Blackwell”). Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Blackwell as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by Blackwell. The address of Nantahala Capital Management, LLC is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(11)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 4,503,803 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Braidwell Partners Master Fund LP. (“Braidwell Partners”). Braidwell LP (the “Braidwell Investment Manager”) is the investment manager of Braidwell Partners. Braidwell GP LLC (the “Braidwell GP”) is the general partner of Braidwell Partners. Braidwell Management LLC (the “Braidwell IM GP”) is the general partner of the Braidwell Investment Manager and the managing member of the Braidwell GP. Messrs. Alexander T. Karnal and Brian J. Kreiter (together with Braidwell Partners, the Braidwell Investment Manager, the Braidwell GP and the Braidwell IM GP, the “Braidwell Parties”) together own, directly or indirectly, the Braidwell Investment Manager, the Braidwell GP and the Braidwell IM GP. The principal address of Braidwell Partners is c/o Maples Corporate Services Limited, P.O Box 309, Ugland House,

Grand Cayman, KY1-1104 Cayman Islands. The principal address of the Braidwell Parties other than Braidwell Partners is 100 Washington Boulevard, 2nd Floor, Stamford, Connecticut 06902. The Braidwell Parties may be deemed to have shared voting and dispositive power with respect to the shares of Common Stock held by Braidwell Partners. Each of the Braidwell Parties disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein.
(12)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 69,634 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Chi-Rho Multi-Strategy Master Fund, Ltd. (“Chi-Rho”). Integral Health Asset Management, LLC has the power to vote or dispose of the securities held by Chi-Rho pursuant to an investment management agreement between Chi-Rho and Integral Health Asset Management, LLC. The address of Chi-Rho is 3500 Lenox Road, Suite 820, Atlanta, GA 30326. The address of Integral Health Asset Management, LLC is c/o Integral Health Asset Management, LLC, 437 Madison Avenue, 19th Floor, New York, NY 10022.

(13)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 12,619,155 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by CJNV Partners III, L.P. CJNV BioVentures, Inc. is the general partner of CJNV Partners III, L.P. Chau Q. Khuong, as President and Chief Investment Officer of CJNV BioVentures, Inc., has voting and dispositive power over the shares held by CJNV Partners III, L.P. The address of CJNV Partners III, L.P. is 225 N. Mill St, Suite 111, Aspen, CO 81611.

(14)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 8,188,733 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Cormorant Global Healthcare Master Fund, LP (“Cormorant Global”). Cormorant Asset Management, LP serves as the investment manager for Cormorant Global. Bihua Chen is the managing member of Cormorant Global Healthcare GP, LLC, the sole general partner of Cormorant Global, and may be deemed to have sole voting and investment power over the securities held by Cormorant Global. Each of Cormorant Asset Management, LP and Ms. Chen disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. The business address of Cormorant Global is 200 Clarendon Street, 50th Floor, Boston, MA 02116.

(15)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 1,379,807 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by CPPIB Global Opportunities, LP (“CPPIB”). Integral Health Asset Management, LLC has the power to vote or dispose of the securities held by CPPIB pursuant to an investment management agreement between CPPIB and Integral Health Asset Management, LLC. The address of CPPIB and Integral Health Asset Management, LLC is c/o Integral Health Asset Management, LLC, 437 Madison Avenue, 19th Floor, New York, NY 10022.

(16)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,014,298 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by Craig Coburn. The Merger Conversion Shares are subject to vesting with 1/48 of the shares vesting monthly over four years from the vesting commencement date of April 4, 2024.

(17)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 490,241 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Dockside Fund I, LP (“Dockside”). Integral Health Asset Management, LLC has the power to vote or dispose of the securities held by Dockside pursuant to an investment management agreement between Dockside and Integral Health Asset Management, LLC. The address of Dockside and Integral Health Asset Management, LLC is c/o Integral Health Asset Management, LLC, 437 Madison Avenue, 19th Floor, New York, NY 10022.

(18)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 318,090 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Eastmain 2023 Fund LP (“Eastmain”). Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of Eastmain as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by Eastmain. The address of Nantahala Capital Management, LLC is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(19)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 7,124,198 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by ADAR1 Partners, LP (“ADAR1”) and (ii) 1,064,535 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Spearhead Insurance Solutions IDF, LLC - Series Adar1 (“Spearhead”). ADAR1 Capital Management, LLC (“ADAR1 LLC”), the investment advisor of ADAR1 and the sub-advisor of Spearhead, has voting and investment control of the securities held by ADAR1 and Spearhead. ADAR1 Capital Management GP, LLC (“ADAR1 GP”) is the general partner of ADAR1. Daniel Schneeberger is the manager of ADAR1 LLC and ADAR1 GP. The address of ADAR1, ADAR1 LLC and Mr. Schneeberger is 3503 Wild Cherry Drive, Building 9, Austin, TX 78738. The address of Spearhead is 3828 Kennett Pike, Suite 202, Greenville, DE 19807.

(20)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 4,094,366 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Affinity Healthcare Fund, LP and (ii) 409,437 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Affinity Healthcare Strategic Opportunities Fund, LP. Affinity Healthcare Fund, LP is managed by Affinity Asset Advisors, LLC. Affinity Healthcare Strategic Opportunities Fund, LP is managed by Affinity Private Strategies LP, a relying advisor of Affinity Asset Advisors, LLC. The address of each of the foregoing entities is 450 Park Avenue, Suite 1403, New York, NY 10022.

(21)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 1,531,293 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Biomedical Offshore Value Fund, Ltd. (“BOVF”) and (ii) 2,972,510 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Biomedical Value Fund, L.P. (“BVF”). Great Point Partners, LLC (“Great Point”) is the investment manager of BOVF and BVF, and by virtue of such status may be deemed to be the beneficial owner of the securities held by BOVF and BVF. Each of Dr. Jeffrey R. Jay, M.D. (“Dr. Jay”), as Senior Managing Member of Great Point, and Ms. Lillian Nordahl (“Ms. Nordahl”), as Managing Director of Great Point, has voting and investment power with respect to the securities held by BOVF and BVF, and therefore may be deemed to be the beneficial owner of such securities. The address of BOVF, BVF, Great Point, Dr. Jay and Ms. Nordahl is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(22)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 3,027,348 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by EcoR1 Capital Fund Qualified, L.P. (“EcoR1 Qualified Fund”) and (ii) 248,145 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by EcoR1 Capital Fund, L.P. (“EcoR1 Capital Fund” and, together with EcoR1 Qualified Fund, the “EcoR1 Funds”). EcoR1 Capital, LLC (“EcoR1”) is the general partner of the EcoR1 Funds. Oleg Nodelman is the control person of EcoR1 and may be deemed to share dispositive and voting power over the shares held by the EcoR1 Funds. Mr. Nodelman and EcoR1 both disclaim beneficial ownership of all shares except to the extent of their pecuniary interest therein. The address of the above persons is 357 Tehama Street #3, San Francisco, CA 94103.
(23)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 2,862,000 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Franklin Strategic Series – Franklin Biotechnology Discovery Fund and (ii) 5,326,000 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Franklin Templeton Investment Funds – Franklin Biotechnology Discovery Fund. Franklin Advisers, Inc., a SEC registered broker-dealer, is the investment adviser to Franklin Templeton Investment Funds - Franklin Biotechnology Discovery Fund and Franklin Strategic Series – Franklin Biotechnology Discover Fund, (collectively, “Franklin Templeton”). Franklin Templeton acquired the shares being registered hereunder in the ordinary course of business. Evan McCulloch is the portfolio manager for Franklin Templeton. Mr. McCulloch may be deemed to have voting and investment power over the common stock held by Franklin Templeton. Mr. McCulloch disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the Franklin entities is c/o Franklin Advisers, Inc., One Franklin Parkway, San Mateo, CA 94403.

(24)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 3,206,708 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Janus Henderson Biotech Innovation Master Fund II Limited (“Janus Fund II”) and (ii) 14,808,506 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Janus Henderson Biotech Innovation Master Fund Limited (“Janus Fund” and, together with Janus Fund II, the “Janus Funds”). Such securities may be deemed to be beneficially owned by Janus Henderson Investors US LLC (“Janus”), an investment adviser registered under the Investment Advisers Act of 1940, who acts as investment adviser for the Janus Funds and has the ability to make decisions with respect to the voting and disposition of the shares subject to the oversight of the board of directors of the Janus Funds. Under the terms of its management contract with the Janus Funds, Janus has overall responsibility for directing the investments of the Janus Funds in accordance with each Janus Fund’s investment objective, policies and limitations. Each Janus Fund has one or more portfolio managers appointed by and serving at the pleasure of Janus who make decisions with respect to the disposition of the shares of Common Stock offered hereby. The address for Janus is 151 Detroit Street, Denver, CO 80206. The portfolio managers for this Fund are Andrew Acker, Daniel S. Lyons and Agustin Mohedas.

(25)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 5,732,113 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Marshall Wace Investment Strategies - Eureka Fund (“Eureka Fund”) and (ii) 2,456,620 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by MW XO Health Innovations Fund II (“MW XO”). Marshall Wace LLP is the investment manager to the Eureka Fund. Marshall Wace North America L.P. is the investment manager to MW XO. The address of the foregoing entities is George House, 131 Sloane Street, London, SW1X 9AT.

(26)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 316,535 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by SilverArc Capital Alpha Fund I, LP, (ii) 7,923,583 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by SilverArc Capital Alpha Fund II, LP, (iii) 12,311,279 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by SilverArc Private Fund I, LP, (iv) 2,885,914 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Squarepoint Diversified Partners Fund Limited and (v) 1,157,068 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Walleye Opportunities Master Fund Ltd. SilverArc Capital Management, LLC (the “Advisor”) is the controlling entity of SilverArc Capital Alpha Fund I, LP, SilverArc Capital Alpha Fund II, LP, Squarepoint Diversified Partners Fund Limited, and Walleye Opportunities Master Fund Ltd and is solely owned by Devesh Gandhi. SilverArc Private Capital Management I, LP is a relying advisor (the “Relying Advisor”) of the Advisor and the controlling entity of SilverArc Private Fund I, LP and is jointly owned by Devesh Gandhi and Sheila Gujrathi. Mr. Gandhi has voting and investment power over the securities held of record and managed by the Advisor and Relying Advisor. Mr. Gandhi and Ms. Gujrathi disclaim beneficial ownership of such securities, except to the extent of their pecuniary interests therein.

(27)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of (i) 2,307,814 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Vestal Point Master Fund, LP and (ii) 2,195,989 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by accounts separately managed by Vestal Point Capital, LP. The sole general partner of Vestal Point Master Fund, LP is Vestal Point Partners GP, LLC. The managing member of Vestal Point Partners GP, LLC is Ryan Wilder. The sole general partner of Vestal Point Capital, LP is Vestal Point Capital, LLC. The managing member of Vestal Point Capital, LLC is Mr. Wilder. As a result, Mr. Wilder may be deemed to have voting and investment power over the securities held by Vestal Point Master Fund, LP and the accounts separately managed by Vestal Point Capital, LP. Mr. Wilder disclaims beneficial ownership of such securities, except to the extent of his pecuniary interest therein. The address of the foregoing entities and Mr. Wilder is c/o Vestal Point Capital, LP, 632 Broadway, Suite 602, New York, NY 10012.

(28)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 1,361 Tungsten Conversion Shares issuable upon conversion of the Tungsten Preferred Shares held by Finalis Securities LLC. Federico Baradello has voting and dispositive power over the shares held by Finalis Securities LLC. The address of Finalis Securities LLC is 228 Park Avenue South, Suite 85550, New York, NY 10003.

(29)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 445,199 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Integral Health Archimedes, LP (“Integral Health Archimedes”). Integral Health Asset Management, LLC has the power to vote or dispose of the securities held by Integral Health Archimedes pursuant to an investment management agreement between Integral Health Archimedes and Integral Health Asset Management, LLC. The address of Integral Health Archimedes and Integral Health Asset Management, LLC is c/o Integral Health Asset Management, LLC, 437 Madison Avenue, 19th Floor, New York, NY 10022.

(30)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 86,887 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Integral Health Newton Master Fund, LP (“Integral Health Newton”). Integral Health Asset Management, LLC has the power to vote or dispose of the securities held by Integral Health Newton pursuant to an investment management agreement between Integral Health Newton and Integral Health Asset Management, LLC. The address of Integral Health Newton and Integral Health Asset Management, LLC is c/o Integral Health Asset Management, LLC, 437 Madison Avenue, 19th Floor, New York, NY 10022.

(31)
The shares reported under “Common Stock Beneficially Owned Before the Offering” consist of (i) 33 shares of Common Stock held by ICS Opportunities, Ltd., (ii) 285 shares of Common Stock held by Integrated Core Strategies (US) LLC and (iii) 1,556,608 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Integrated Core Strategies (US) LLC. The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of 1,556,608 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Integrated Core Strategies (US) LLC. The shares reported under “Common Stock Beneficially Owned After Offering” consist of (i) 33 shares of Common Stock held by ICS Opportunities, Ltd. and (ii) 285 shares of Common Stock held by Integrated Core Strategies (US) LLC. The securities listed above may be deemed to be beneﬁcially owned by Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander (“Mr. Englander”) and/or other investment managers that may be controlled by Millennium Group Management LLC (the managing member of Millennium Management LLC) and Mr. Englander (the sole voting trustee of the managing member of Millennium Group Management LLC). The foregoing should not be construed in and of itself as an admission by Millennium Management LLC, Millennium Group Management LLC or Mr. Englander as to the beneﬁcial ownership of the securities held by such entities. The address for Integrated Core Strategies (US) LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, New York 10022.

(32)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 1,007,149 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by Isharat Yusuf. The Merger Conversion Shares are subject to vesting with 1/48 of the shares vesting monthly over four years from the vesting commencement date of April 4, 2024.

(33)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 14,652,990 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by Jaden K. Cohen Irrevocable Trust Number One u/a dtd November 7, 2016. Premier Trust, Inc. is the trustee of the trust and has voting and dispositive power over the shares held by the trust.

(34)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 27,160 Tungsten Conversion Shares issuable upon conversion of the Tungsten Preferred Shares held by Lacarya Scott.

(35)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,014,298 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by Laura Celeste. The Merger Conversion Shares are subject to vesting with 1/48 of the shares vesting monthly over four years from the vesting commencement date of April 4, 2024.

(36)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 216,639 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by MAP 243 Segregated Portfolio, a segregated portfolio of LMA SPC (“MAP 243”). Integral Health Asset Management, LLC has the power to vote or dispose of the securities held by MAP 243 pursuant to an investment management agreement between MAP 243 and Integral Health Asset Management, LLC. The address of MAP 243 and Integral Health Asset Management, LLC is c/o Integral Health Asset Management, LLC, 437 Madison Avenue, 19th Floor, New York, NY 10022.

(37)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 488,870 Tungsten Conversion Shares issuable upon conversion of the Tungsten Preferred Shares held by Michael Friedman.

(38)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 1,103,167 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Nantahala Capital Partners Limited Partnership (“NCPLP”). Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of NCPLP as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by NCPLP. The address of NCPLP and Nantahala Capital Management, LLC is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(39)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 381,709 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by NCP RFM LP. Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of such securities on behalf of NCP RFM LP as a General Partner, Investment Manager, or Sub-Advisor and would be considered the beneficial owner of such securities. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by NCP RFM LP. The address of NCP RFM LP and Nantahala Capital Management, LLC is 130 Main Street, 2nd Floor, New Canaan, CT 06840.

(40)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 5,057,324 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by NR 1 SP, A Segregated Portfolio of North Rock SPC (“NR 1”). Integral Health Asset Management, LLC has the power to vote or dispose of the securities held by NR 1 pursuant to an investment management agreement between NR 1 and Integral Health Asset Management, LLC. The address of NR 1 is c/o North Rock Capital Management, LLC, 437 Madison Avenue, 21st Floor, New York, NY 10022. The address of Integral Health Asset Management, LLC is c/o Integral Health Asset Management, LLC, 437 Madison Avenue, 19th Floor, New York, NY 10022.

(41)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 8,188,733 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Octagon Biotech Opportunities Fund I LP (“Octagon Biotech”). Octagon Capital Advisors LP (“Octagon Advisors”) is the investment advisor of Octagon Biotech. Ting Jia, as the managing member of Octagon Advisors, may be deemed to beneficially own the shares of common stock held by Octagon Biotech. The address of Octagon Biotech, Octagon Advisors and Ting Jia is 654 Madison Avenue, 21st Floor, New York, NY 10065.

(42)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 2,014,298 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by Paul A. Frohna. The Merger Conversion Shares are subject to vesting with 1/48 of the shares vesting monthly over four years from the vesting commencement date of December 1, 2024.

(43)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 18,015,214 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by RA Capital Healthcare Fund, L.P. (“RACHF”). RA Capital Management, L.P. is the investment manager for RACHF. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky and Rajeev Shah are the managing members. Each of RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held by RACHF. RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(44)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 27,160 Tungsten Conversion Shares issuable upon conversion of the Tungsten Preferred Shares held by Romy Seth.

(45)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 70,811,877 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by Sheila Gujrathi, M.D.

(46)
The shares reported under “Common Stock Beneficially Owned Before the Offering” consist of (i) 160,943 shares of Common Stock held by Soleus Capital Master Fund, L.P. (“Soleus Master Fund”) and (ii) 8,188,733 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Soleus Master Fund. The shares reported under “Common Stock That May Be Offered Pursuant to Prospectus” consist of 8,188,733 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Soleus Master Fund. The shares reported under “Common Stock Beneficially Owned After Offering” consist of 160,943 shares of Common Stock held by Soleus Master Fund. Soleus Capital, LLC (“Soleus Capital”) is the sole general partner of the Soleus Master Fund and thus holds voting and dispositive power over the shares held by Soleus Master Fund. Soleus Capital Group, LLC (“SCG”) is the sole managing member of Soleus Capital. Mr. Guy Levy is the sole managing member of SCG. Each of SCG, Soleus Capital and Mr. Guy Levy disclaims beneficial ownership of these securities held by Soleus Master Fund, except to the extent of his or their respective pecuniary interests in them.

(47)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 14,652,990 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by Sorrel K. Cohen Irrevocable Trust Number One u/a dtd November 7, 2016. Premier Trust, Inc. is the trustee of the trust and has voting and dispositive power over the shares held by the trust.

(48)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 923,301 Merger Conversion Shares issuable upon conversion of Merger Preferred Shares held by THE PELICAN TRUST, DATED AUG 20, 2022 (the “Pelican Trust”). Nina Kjellson and Sanford Zweifach are joint owners and beneficiaries of the Pelican Trust and share voting and dispositive power over the securities held by the Pelican Trust.

(49)
The shares reported under “Common Stock Beneficially Owned Before the Offering” and “Common Stock That May Be Offered Pursuant to Prospectus” consist of 234,100 Private Placement Conversion Shares issuable upon conversion of Private Placement Preferred Shares held by Turbofan Investors Fund LP (“Turbofan”). Integral Health Asset Management, LLC has the power to vote or dispose of the securities held by Turbofan pursuant to an investment management agreement between Turbofan and Integral Health Asset Management, LLC. The address of Turbofan and Integral Health Asset Management, LLC is c/o Integral Health Asset Management, LLC, 437 Madison Avenue, 19th Floor, New York, NY 10022.

Material Relationships with the Selling Stockholders
The following Selling Stockholders have or previously had the below material relationships with us or Vidya within the past three years:
•
Sheila Gujrathi, M.D., was the founder of Vidya and served as its Executive Chair on Vidya’s board of directors from March 2023 until the Closing. Dr. Gujrathi was appointed to our Board of Directors upon the closing of the Merger on July 28, 2026.

•
Dr. Gujrathi is Co-Portfolio Manager and has a membership interest in SilverArc Private Capital I, LLC (Ultimate General Partner), SilverArc Private Capital I, LP (General Partner), and SilverArc Private Capital Management I, LP (Management Company) for SilverArc Private Fund I, LP. Dr. Gujrathi does not have voting or investment power over the shares held of record by SilverArc Private Fund I, LP. Dr. Gujrathi disclaims beneficial ownership of such securities held of record by SilverArc Private Fund I, LP, except to the extent of any pecuniary interest therein.

•
The beneficiaries of the Jaden K. Cohen Irrevocable Trust Number One u/a dtd November 7, 2016 and Sorrel K. Cohen Irrevocable Trust Number One u/a dtd November 7, 2016 are the children of Dr. Gujrathi.

•	Craig Coburn has served as a Scientific Advisor to Vidya since August 2024.
•	Laura Celeste has served as a consulting advisor to Vidya since June 2024.
•	Isharat Yusuf has served as a consulting advisor to Vidya since January 2024.
•	Paul A. Frohna served as a consultant to Vidya from November 2024 to March 2026.
•	Chau Khuong, an affiliate of CJNV Partners III, previously served on the board of directors of Vidya from April 2025 until the closing of the Merger.
Merger Transactions
See the section titled “Prospectus Summary—Recent Developments” for a description of the terms of the agreements entered into in connection with the Merger Transactions which is incorporated herein by reference.

PLAN OF DISTRIBUTION
The Selling Stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling Resale Shares or interests in Resale Shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their Resale Shares or interests in Resale Shares on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
The Selling Stockholders may use any one or more of the following methods when disposing of Resale Shares or interests therein:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus forms a part;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.
The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the Resale Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer the Resale Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholders for purposes of this prospectus.
In connection with the sale of Resale Shares or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell Resale Shares short and deliver these securities to close out their short positions, or loan or pledge the Resale Shares to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Resale Shares offered by this prospectus, which Resale Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The aggregate proceeds to the Selling Stockholders from the sale of the Resale Shares offered by them will be the purchase price of the Resale Shares less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Resale Shares to be made directly or through agents. We will not receive any of the proceeds from this offering.
The Selling Stockholders also may resell all or a portion of the Resale Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule, or another available exemption from the registration requirements under the Securities Act.

The Selling Stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Resale Shares or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act (it being understood that the Selling Stockholders shall not be deemed to be underwriters solely as a result of their participation in this offering). Any discounts, commissions, concessions or profit they earn on any resale of the Resale Shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.
To the extent required, the Resale Shares to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In order to comply with the securities laws of some states, if applicable, the Resale Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Resale Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Resale Shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Resale Shares against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Resale Shares offered by this prospectus.
We have agreed with the Selling Stockholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to become effective and to remain continuously effective until the earlier of: (i) the date on which the Selling Stockholders shall have resold or otherwise disposed of all the Resale Shares covered by this prospectus and (ii) the date on which the Resale Shares covered by this prospectus no longer constitute “Registrable Securities” as such term is defined in the Registration Rights Agreement, such that they may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations and without current public information pursuant to Rule 144 under the Securities Act or any other rule of similar effect.
There can be no assurance that any Selling Stockholder will sell any or all of the Resale Shares registered pursuant to the registration statement of which this prospectus forms a part.

LEGAL MATTERS
Certain legal matters, including the legality of the securities offered, will be passed upon for us by Cooley LLP, Washington, D.C. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of Processa Pharmaceuticals, Inc., incorporated by reference in this Registration Statement have been audited by Cherry Bekaert LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.
The financial statements of Vidya Therapeutics, Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 incorporated by reference in this Registration Statement have been audited by Cherry Bekaert LLP, an independent auditor, as stated in their report. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and various other information about us.
Information about us is also available at our website at www.processapharmaceuticals.com. However, the information on, or that can be accessed through, our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. A Current Report (or portion thereof) furnished, but not filed, on Form 8-K shall not be incorporated by reference into this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, including all filings made after the date of the filing of this registration statement and prior to the effectiveness of this registration statement, except, in each case, as to any portion of any future report or document that is not deemed filed under such provisions, prior to the termination of any offering of securities made by this prospectus:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026, as amended on April 30, 2026;
•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 7, 2026 and August 14, 2026, respectively;
•
our Current Reports on Form 8-K (except for information contained therein which is furnished rather than filed) filed on January 7, 2026, February 19, 2026, April 30, 2026, July 29, 2026 (as amended on October 5, 2026), and August 4, 2026; and

•
the description of our Common Stock which is registered under Section 12 of the Exchange Act, described in Exhibit 4.5 to our Annual Report for the fiscal year ended December 31, 2023, filed with the SEC on March 29, 2024, including all amendments or reports filed for the purpose of updating such description.

We will furnish without charge to you, on written or oral request, a copy of any or all of such documents that has been incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Processa Pharmaceuticals, Inc., Attn: Corporate Secretary, 601 21st Street, Suite 300, Vero Beach, FL 32960, telephone number (772) 453-2899. See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder on Form S-3 (other than underwriting discounts and commissions, if any) are set forth below. The Selling Stockholders will not bear any portion of such expenses. Each item listed is estimated, except for the SEC registration fee:

SEC registration fee	$40,541.38
Printing expenses	4,500
Legal fees and expenses	300,000
Accounting fees and expenses	30,000
Transfer agent	10,000
Total	$385,041.38

Item 15.	Indemnification of Officers and Directors
We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.
Section 145 of the General Corporation Law of the State of Delaware (“DGCL”)) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our fourth amended and restated certificate of incorporation, as amended, provides for indemnification by us of our directors or officers to the fullest extent permitted by Section 145 of the DGCL. In addition, our amended and restated bylaws provide for indemnification by us of our directors and officers to the fullest extent permitted by applicable law.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit. Our fourth amended and restated certificate of incorporation, as amended, provides for such limitation of liability.
We maintain standard policies of insurance under which coverage is provided (a) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments we may make to our officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

Item 16.	Exhibits

Exhibit Number	Description
2.1†
Agreement and Plan of Merger, dated July 28, 2026, by and among Processa Pharmaceuticals, Inc., Venus Merger Sub I, Inc., Venus Merger Sub II, LLC and Vidya Therapeutics, Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 29, 2026).

4.1	Fourth Amended and Restated Certificate of Incorporation of Heatwurx, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1, filed with the SEC on September 17, 2020).
4.2
Amendment to Fourth Amended and Restated Certificate of Incorporation of Heatwurx, Inc. (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Form S-1, filed with the SEC on September 17, 2020).

4.3
Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation dated August 8, 2019 (incorporated by reference to Exhibit 3 to the Registrant’s Form 10-Q, filed with the SEC on August 14, 2019).

4.4
Certificate of Amendment of the Fourth Amended and Restated Certificate of Incorporation dated December 19, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on December 20, 2019).

4.5
Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation of Processa Pharmaceuticals, Inc. dated June 25, 2020 (incorporated by reference to Exhibit 3.1.4 to the Registrant’s Form S-1, filed with the SEC on September 17, 2020).

4.6
Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation dated January 1, 2022 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on January 6, 2022).

4.7
Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Processa Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on June 29, 2023).

4.8
Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Processa Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on January 18, 2024).

4.9
Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Processa Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K/A, filed with the SEC on September 16, 2025).

4.10
Certificate of Amendment to the Fourth Amended and Restated Certificate of Incorporation of Processa Pharmaceuticals, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on December 15, 2025).

4.11	Certificate of Designation of Series A Non-Voting Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on July 29, 2026).
4.12	Amended and Restated Bylaws of Processa Pharmaceuticals, Inc., dated March 18, 2025 (incorporated by reference to Exhibit 3.2 to the Registrant’s Form 10-K, filed with the SEC on March 20, 2025).
4.13
Form of Registration Rights Agreement, by and among Processa Pharmaceuticals, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed with the SEC on July 29, 2026).

4.14	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, filed with the SEC on January 30, 2024).
4.15	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K, filed with the SEC on January 30, 2024).
4.16	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, filed with the SEC on January 30, 2025).
4.17	Form of Series B Warrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-K, filed with the SEC on January 30, 2025).
4.18	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-K, filed with the SEC on June 18, 2025).
4.19	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 8-K, filed with the SEC on June 18, 2025).

Exhibit Number	Description
5.1*	Opinion of Cooley LLP.
23.1*	Consent of Cherry Bekaert LLP, independent registered public accounting firm for Processa Pharmaceuticals, Inc.
23.2*	Consent of Cherry Bekaert LLP, independent auditor for Vidya Therapeutics, Inc.
24.1*	Power of Attorney (including on signature page of this Registration Statement)
107*	Filing Fee Table.

†
Certain schedules, annexes and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule, annex or attachment to the SEC upon request.

*	Filed herewith.
Item 17.	Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Filing Fee Table” in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i),(ii), and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vero Beach, Florida, on October 9, 2026.

PROCESSA PHARMACEUTICALS, INC.

By:	/s/ George Ng
George Ng Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Ng and Russell Skibsted, as his or her true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC and generally to do all such things in his or her name and behalf in his or her capacity as officers and directors to enable the Company to comply with the provisions of the Securities Act and all requirements of the SEC, granting unto said attorneys-in-fact, proxies and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Ng	Chief Executive Officer and Director	October 9, 2026
George Ng

/s/ Russell Skibsted	Chief Financial Officer	October 9, 2026
Russell Skibsted

/s/ David Young	President of Research and Development and Director	October 9, 2026
David Young

/s/ Khoso Baluch	Director	October 9, 2026
Khoso Baluch

/s/ James Neal	Director	October 9, 2026
James Neal

/s/ Geraldine Pannu	Director	October 9, 2026
Geraldine Pannu

/s/ Justin Yorke	Director	October 9, 2026
Justin Yorke

/s/ Sheila Gujrathi	Director	October 9, 2026
Sheila Gujrathi